POWER OF ATTORNEY

WHEREAS, the undersigned individual is an officer (the "Officer") of Alpharma Inc., a Delaware corporation (the "Company"), and therefore must periodically file certain reports with the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange of 1934 ("Section 16 Reports").

NOW, THEREFORE, the undersigned Officer hereby appoints and empowers each of Robert Wrobel, Executive Vice President, Chief Legal Officer, Jeffrey Campbell, Executive Vice President, Chief Financial Officer and Marie Amerasinghe, Vice President, Commercial Legal Affairs of the Company, to prepare, sign and file Section 16 Reports on such Officer's behalf, and to do all things incident and necessary to that end.

The undersigned Officer has caused this Power of Attorney to be executed this 30thday of May 2007.

/s/ Peter Ladell
Peter Ladell

Acknowledged and Accepted this	Acknowledged and Accepted this
8th day of June 2007	6tth day of June 2007

/s/ Jeffrey Campbell	/s/ Robert Wrobel
Jeffrey Campbell	Robert Wrobel

Acknowledged and Accepted this
4th day of June 2007

/s/ Marie Amerasinghe
Marie Amerasinghe